Exhibit (h)(1)

                                     FORM OF
                             DISTRIBUTION AGREEMENT


     THIS AGREEMENT is made as of this ___ day of _______, 2005, by and between Generation Hedge Strategies Fund LLC, a Delaware limited liability company (the "Fund"), and UMB Distribution Services, LLC, a Wisconsin limited liability company (the "Distributor").

     WHEREAS, the Fund is a closed-end management investment company registered under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act") and is authorized to issue interest in the fund ("Units") to Eligible Investors as defined in the Fund's Prospectus dated ______________;

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Fund and Distributor desire to enter into an agreement pursuant to which the Distributor shall be the distributor of the interest of the Fund (such interest and any additional interest are referred to as the "Units").

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


1.   Appointment of the Distributor.
     -------------------------------

     The Fund hereby appoints the Distributor as agent for the distribution of the Units, on the terms and for the period set forth in this Agreement. Distributor hereby accepts such appointment as agent for the distribution of the Units on the terms and for the period set forth in this Agreement.


2.   Services and Duties of the Distributor.
     ---------------------------------------

     2.1 Distributor will act as agent for the distribution of Units in accordance with the instructions of the Fund's Board of Directors and the registration statement and prospectuses then in effect with respect to the Fund under the Securities Act of 1933, as amended (the "1933 Act").

     2.2 Distributor may incur expenses for appropriate distribution activities which it deems reasonable which are primarily intended to result in the sale of Units, including, but not limited to, advertising, the printing and mailing of prospectuses to other than current investors, and the printing and mailing of sales literature. At the direction of the Fund, Distributor may enter into servicing and/or selling agreements with qualified broker/dealers and other persons with respect to the offering of Units to the public, and if it so chooses the Distributor may act as principal. The Distributor shall not be obligated to incur any specific expenses nor sell any certain number of Units of the Fund.


     2.3 All Units of the Fund offered for sale by the Distributor shall be offered for sale to the public at a price per Unit (the "offering price") provided in the Fund's then current prospectus. The Distributor shall have no liability for the payment of the purchase price of the Units sold pursuant to this Agreement or with respect to redemptions or repurchases of the Units. The price the Funds shall receive for any Units purchased by investors shall be the net asset value used in determining the public offering price applicable to the sale of such Units, as calculated in the manner set forth in the Funds' Registration Statement (as hereinafter defined). The Distributor may reallocate any portion of any front-end sales charge that is imposed on such sales to selected dealers as set forth in the prospectus, subject to applicable NASD rules. Any portion of the front-end sales charge that is not so reallocated, as


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well as any back-end or deferred sales charge or load, shall be retained by the
Distributor as a commission for its services hereunder. Notwithstanding anything herein to the contrary, Distributor shall not be required to finance the payment to any dealer or other organization of any sales charges or fees.


     2.4 If any Units sold by the Funds are redeemed or repurchased by the Funds, or by Distributor as agent, or are tendered for redemption, within seven business days after the date of confirmation of the original purchase of said Units, Distributor shall forfeit the amount above the net asset value received by Distributor in respect of such Units, provided that the portion, if any, of such amount re-allowed, by Distributor to broker/dealers or other persons shall be repayable to the Funds only to the extent recovered by Distributor from the broker/dealer or other person concerned. Distributor shall include in the forms of agreement with such broker/dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Units sold by them or their principals and redeemed or repurchased by the Funds or by Distributor as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.


     2.5 The Distributor shall act as distributor of the Units in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Securities and Exchange Commission (the "Commission") and the NASD.

     2.6 The Distributor shall not utilize any materials in connection with the sales or offering of the Units except the Fund's prospectus and statement of additional information and such other materials as the Fund shall provide or approve. The Distributor agrees to provide compliance review of all sales literature and marketing materials prepared for use by or on behalf of the Fund in advance of the use of such materials. The Fund agrees to incorporate such changes to such materials as the Distributor shall request. The Distributor will file the materials as may be required with the NASD, SEC or state securities commissioners. The Fund represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor.

     2.7 As compensation for the services performed hereunder and the expenses incurred by Distributor, the Distributor shall be entitled to the fees and be reimbursed the expenses as provided in Schedule A hereto.



3.   Duties and Representations of The Fund.
     ---------------------------------------

     3.1 The Fund represents that it is registered as a closed-end management investment company under the 1940 Act and that it has and will continue to act in conformity with its Certificate of Incorporation, Limited Liability Company Operating Agreement, its registration statement as may be amended from time to time and resolutions and other instructions of its Board of Directors and has and will continue to comply with all applicable laws, rules and regulations including without limitation the 1933 Act, the 1934 Act, the 1940 Act, the laws of the states in which units of the Fund is offered and sold, and the rules and regulations thereunder.

     3.2 The Fund shall take or cause to be taken all necessary action to register and maintain the registration of the Units under the 1933 Act for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of Units under the 1933 Act, and be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Units and for supplying information, prices and other data to be furnished by the Fund hereunder.

     3.3 The Fund shall execute any and all documents and furnish any and all information and otherwise take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with the qualification of the Units for sale in such states as Distributor and the Fund may approve, shall maintain the qualification of a sufficient number or amount of Units thereunder, and shall pay all costs and expenses in connection with such qualification. The Fund shall notify the Distributor, or cause it to be notified, of the states in which the Units may be sold and shall notify the Distributor of any change to the information.


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     3.4 The Fund shall, at its expense, keep the Distributor fully informed with regard to its affairs. In addition, the Fund shall furnish the Distributor from time to time such information, documents and reports with respect to the Fund and the Units as the Distributor may reasonably request, and the Fund warrants that the statements contained in any such information shall be true and correct and fairly represent what they purport to represent.

     3.5 The Fund represents to the Distributor that all registration statements and prospectuses of the Fund filed or to be filed with the Commission under the 1933 Act and 1940 Act with respect to the Units have been and will be prepared in conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the Commission thereunder. As used in this Agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus (together with the related statement of additional information) at any time now or hereafter filed with the Commission with respect to any of the Units and any amendments and supplements thereto which at any time shall have been or will be filed with the Commission. The Fund represents and warrants to the Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Commission; that all information contained in the registration statement and prospectus will be true and correct in all material respects when such registration statement becomes effective; and that neither the registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund agrees to file from time to time such amendments, supplements, reports and other documents as may be necessary or required in order to comply with the 1933 Act and the 1940 Act and in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary or required in order that there may be no omission to state a material fact in the registration statement or prospectus which omission would make the statements therein misleading. The Fund shall promptly notify the Distributor of any advice given to it by counsel to the Fund regarding the necessity or advisability of amending or supplementing the registration statement.

     3.6 The Fund shall not file any amendment to the registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance and if the Distributor declines to assent to such amendment (after a reasonable time), the Fund may terminate this Agreement forthwith by written notice to the Distributor without payment of any penalty. If the Fund does not propose an amendment or amendments and/or supplement or supplements promptly after receipt by the Fund of a written request in good faith from the Distributor to do so, the Distributor may, at its option, immediately terminate this Agreement. In addition, if, at any time during the term of this Agreement, the Distributor requests the Fund to make any change in its governing instruments or in its methods of doing business which are necessary in order to comply with any requirement of applicable law or regulation, and the Fund fails to make any such change as requested, the Distributor may terminate this Agreement forthwith by written notice to the Fund without payment of any penalty. Nothing contained in this Agreement shall in any way limit the Fund's right or obligation to file at any time any amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Fund may deem advisable, with advice of its counsel, such right being in all respects absolute and unconditional.

     3.7 Whenever in their judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, the Fund may decline to accept any orders for, or make any sales of, any Units until such time as it deems it advisable to accept such orders and to make such sales and the Fund shall advise the Distributor promptly of such determination.

     3.8 The Fund agrees to advise the Distributor promptly in writing:

         (i) any correspondence or other communication by the Commission or its staff relating to the Fund including requests by the Commission for amendments to the registration statement or prospectuses;

         (ii) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectuses then in effect or the initiation of any proceeding for that purpose;


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         (iii) the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectuses or which requires the making of a change in such registration statement or prospectuses in order to make the statements therein not misleading; or

         (iv) all actions taken by the Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Commission.


4.   Indemnification.
     ----------------

     4.1 The Fund authorizes the Distributor to use any prospectus or statement of additional information, in the form furnished to the Distributor from time to time, in connection with the sale of the Units. The Fund shall indemnify, defend and hold the Distributor, and each of its present or former directors, members, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act ("Distributor Indemnitees"), free and harmless (a) from and against any and all losses, claims, demands, liabilities, damages, charges, payments, costs and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages, charges, payments, costs or expenses and any counsel fees incurred in connection therewith) of any and every nature ("Losses") which Distributor and/or each of the Distributor Indemnitees may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the registration statement or any prospectus, an annual or interim report to investors or sales literature, or any amendments or supplements thereto, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Fund's obligation to indemnify the Distributor and any of the foregoing indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Distributor and furnished to the Fund or its counsel by Distributor in writing for the purpose of, and used in, the preparation thereof; (b) from and against any and all Losses which Distributor and/or each of the Distributor Indemnitees may incur in connection with this Agreement or the Distributor's performance hereunder, except to the extent the Losses result from the Distributor's willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, (c) from and against any and all Losses which the Distributor and/or each of the Distributor Indemnitees may incur resulting from the actions or inactions of any prior service provider to the Fund, or (d) from and against any and all Losses which the Distributor and/or each of the Distributor Indemnitees may incur when acting in accordance with instructions from the Fund or its representatives. Promptly after receipt by the Distributor of notice of the commencement of an investigation, action, claim or proceeding, the Distributor shall, if a claim for indemnification in respect thereof is to made under this section, notify the Fund in writing of the commencement thereof, although the failure to do so shall not prevent recovery by the Distributor or any Distributor Indemnitee.

     4.2 The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Fund and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Fund elects to assume the defense of any such suit and retain such counsel and notifies the Distributor of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of the Fund's election. If the Fund does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Fund, or in case there is a conflict of interest between the Fund and the Distributor or any of the Distributor Indemnitees, the Fund will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor and them. The Fund's indemnification agreement contained in this Paragraph 4 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor and each of the Distributor Indemnitees, and shall survive the delivery of any Units and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each of the Distributor Indemnitees, and their estates and successors. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Fund or any of its officers or directors in connection with the issue and sale of any of the Units.


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     4.3 The Fund acknowledges and agrees that in the event the Distributor, at the direction of the Fund, is required to indemnify any entity selling Units or providing investor services to investors or others and such entity shall make a claim for indemnification against the Distributor, the Distributor shall make a similar claim for indemnification against the Fund and shall be entitled to such indemnification.

     4.4 Distributor shall indemnify, defend and hold the Fund, and each of its present or former directors, officers, employees, representatives, and any person who controls or previously controlled the Fund within the meaning of
Section 15 of the 1933 Act ("Fund Indemnitees"), free and harmless from and against any and all Losses which the Fund, and each of its present or former directors, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, (a) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Fund's registration statement or any prospectus, as from time to time amended or supplemented, or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to the Distributor and furnished in writing to the Fund or its counsel by the Distributor for the purpose of, and used in, the preparation thereof, and (b) to the extent any Losses arise out of or result from the Distributor's willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement; Distributor's agreement to indemnify the Fund and any of the Fund Indemnitees shall not be deemed to cover any Losses to the extent they arise out of or result from the Fund's willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement. Promptly after receipt by the Fund of notice of the commencement of an investigation, action, claim or proceeding, the Fund shall, if a claim for indemnification in respect thereof is to made under this section, notify the Distributor in writing of the commencement thereof, although the failure to do so shall not prevent recovery by the Fund or any Fund Indemnitee.

     4.5 The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Fund, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel and notifies the Distributor of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of the Distributor's election. If the Distributor does not elect to assume the defense of any such suit, or in case the Fund does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Fund and them. The Distributor's indemnification agreement contained in this Paragraph 4 and the Distributor's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Fund or any of the Fund Indemnitees, and shall survive the delivery of any Units and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Fund's benefit, to the benefit of each of the Fund Indemnitees and their estates and successors. The Distributor agrees promptly to notify the Fund of the commencement of any litigation or proceedings against the Distributor or any of its officers or members in connection with the issue and sale of any of the Units.


5.   Offering of Units.
     ------------------

     No Units shall be offered by either the Distributor or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of such Units hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as the current prospectus as required by Section 10 of the 1933 Act, as amended, is not on file with the Commission; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase Units from any investor in accordance with the provisions of the prospectus or Certificate of Incorporation.


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6.   Limitation of Liability
     -----------------------

     6.1 The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from the Distributor's willful misfeasance, bad faith or gross negligence in the performance of such duties and obligations, or by reason of its reckless disregard thereof. Furthermore, notwithstanding anything herein to the contrary, the Distributor shall not be liable for any action taken or omitted to be taken in accordance with instructions received by the Distributor from an officer or representative of the Fund or for any action taken or omitted to be taken by any prior service provider of the Fund.

     6.2 The Distributor assumes no responsibility hereunder, and shall not be liable, for any default, damage, loss of data, errors, delay or any other loss whatsoever caused by events beyond its reasonable control. The Distributor will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control. Notwithstanding anything in this agreement to the contrary, in no event shall either party, its affiliates or any of its or their directors, members, officers, employees, agents or subcontractors, be liable for lost profits or consequential damages.


7.   Term.
     ----

     7.1 This Agreement shall become effective as of the date hereof. Unless sooner terminated as provided herein, this Agreement shall continue in effect until __________, 200_. Thereafter, if not terminated, this Agreement shall continue automatically in effect for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Fund's Board of Directors or (ii) the vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of a Fund, and provided that in either event the continuance is also approved by a majority of the Fund's Board of Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     7.2 This Agreement may be terminated without penalty with respect to the Fund (1) through a failure to renew this Agreement at the end of a term, (2) upon mutual consent of the parties, or (3) on no less than thirty (30) days' written notice, by the Fund's Board of Directors, by vote of a majority (as defined with respect to voting securities in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of a Fund, or by the Distributor (which notice may be waived by the party entitled to such notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Fund. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

     7.3 In the event of termination of this Agreement, all reasonable expenses associated with movement of records and materials and conversion thereof shall be borne by the Fund.


8.   Miscellaneous.
     -------------

     8.1 The services of the Distributor rendered to the Fund are not deemed to be exclusive. The Distributor may render such services and any other services to others, including other investment companies. The Fund recognizes that from time to time members, officers, and employees of the Distributor may serve as directors, trustees, officers and employees of other entities (including other investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.


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     8.2 The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records relative to the Fund's investors, not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, and not to disclose such information except where the Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or court process, when subject to governmental or regulatory audit or investigation, or when so requested by the Fund. In case of any requests or demands for inspection of the records of the Fund, the Distributor will endeavor to notify the Fund promptly and to secure instructions from a representative of the Fund as to such inspection. Records and information which have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives, and information which was already in the possession of the Distributor prior to the date hereof, shall not be subject to this paragraph.

     8.3 This Agreement shall be governed by Wisconsin law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

     8.4 Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Distributor shall be sent to UMB Distribution Services, LLC, 803 West Michigan Street, Suite A, Milwaukee, WI, 53233, Attention: General Counsel, and notice to the Fund shall be sent to Generation Hedge Strategies Fund LLC, 400 Andrews Street, Suite 720, Rochester, NY, 14604, Attention:
President.

     8.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

     8.6 The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise effect their construction or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

                   GENERATION HEDGE STRATEGIES FUND LLC
                   (the "Fund")


                   By:_______________________________________


                   UMB DISTRIBUTION SERVICES, LLC
                   (the "Distributor")


                   By: ______________________________________



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                                   Schedule A
                                     to the
                             Distribution Agreement
                                 by and between
                      Generation Hedge Strategies Fund LLC
                                       and
                         UMB Distribution Services, LLC

                                      FEES



                                (to be provided)